Exhibit 10.4

SEEQC, INC.

2019 Equity Incentive Plan

1. Purpose of the Plan. The Company has adopted the 2019 Equity Incentive Plan to (a) attract, retain and motivate individual service providers to the Company and its Related by providing them the opportunity to acquire an equity interest in the Company and (b) align their interests and efforts with the long-term interests of the Company’s stockholders.

2. Definitions. Capitalized terms used in the Plan have the meanings set forth in Appendix A.

3. Administration.

(a) Plan Administrator. The Plan will be administered by the Board or a Committee duly authorized by the Board. All references in the Plan to the “Plan Administrator” will be to the Board or the authorized Committee.

(b) Powers of Plan Administrator. The Plan Administrator will have full power and exclusive authority, subject to the terms of this Plan, restrictions under applicable law, and the delegation of authority from the Board, to (i) select the Eligible Persons to whom Awards may be granted; (ii) determine the type of Awards to be granted to each Participant; (iii) determine the number of shares of Common Stock to be covered by each Award; (iv) determine the terms and conditions of any Award, including when Awards may vest, be exercised, or settled, and waive or modify any of those terms; (v) approve the forms of documentation for Awards; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan, any instrument evidencing an Award and any other agreements or documents related to the administration of Awards; (viii) establish rules and regulations as it deems appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan. The Plan Administrator’s decisions will be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

4. Shares Subject to the Plan.

(a) Authorized Number of Shares. Subject to adjustment from time to time as provided in this Plan, the number of shares of Common Stock available for issuance under the Plan will be 5,050,895 shares (the “Share Reserve”). Shares issued under the Plan will be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

(b) Share Usage.

(i) Shares of Common Stock covered by an Award will not reduce the available Share Reserve unless and until they are actually issued to a Participant. Shares tendered to pay the exercise price or withholding taxes are deemed actually issued then tendered back to the Company.

(ii) If (A) any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, (B) shares under an Award are issued to a Participant and thereafter are forfeited to or otherwise reacquired by the Company (including to pay the exercise price or applicable tax withholdings due on an Award), or (C) an Award is settled in cash, then those shares that are either not issued under the Award, or that are forfeited or reacquired under the Award, will remain, or again become, available for issuance under the Plan.

(iii) If a Participant receives dividends or dividend equivalents in respect of an Award in the form of shares or reinvests cash dividends or dividend equivalents paid in respect of Awards into shares of Common Stock, those shares will not reduce the Share Reserve, unless expressly determined otherwise by the Plan Administrator.

(iv) The Plan Administrator will also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(v) The Plan Administrator may grant Substitute Awards under the Plan. If a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, the grant of those substitute or assumed awards will be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding the newly substituted or assumed Awards will be deemed to be Participants.

5. Eligibility. The Plan Administrator may grant Awards (a) to any employee (including any officer) of the Company or a Related Company and (b) to any independent contractor (including directors, consultants and advisors) for bona fide services rendered to the Company or any Related Company, provided the services (i) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

6. Awards.

(a) Evidence of Awards. The Plan Administrator will document all Awards by a written, including an electronic, instrument that will contain the terms, conditions, limitations and restrictions applicable to the Award.

(b) Dividends and Distributions. The Plan Administrator may award or credit dividends or dividend equivalents to be paid with respect to shares of Common Stock underlying an Award, and the terms and conditions for those amounts, including the form of payment and any vesting or other restrictions thereon. However, consistent with Section 409A, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right and must otherwise comply with or qualify for an exemption under Section 409A. In addition, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time such dividends or dividend equivalents are paid to other stockholders (although it may be subject to the same restrictions as the underlying Restricted Stock) and (ii) comply with or qualify for an exemption under Section 409A.

(c) Leaves of Absence. The Plan Administrator will determine the effect on Awards of a Participant’s leave of absence or change in hours of employment or service. In general, if, after the Grant Date of any Award to the Participant, a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Related Companies is reduced (for example, and without limitation, if the Participant has a change in status from a full-time Employee to a part-time Employee, or if the Participant goes on a leave of absence without using paid vacation or sick days), the Plan Administrator has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. If an Award is reduced, the Participant will have no right with respect to the portion of the Award that is so reduced.

(d) Payments for Shares and Taxes. The Plan Administrator will determine the forms of consideration a Participant may use to pay the exercise or purchase price for shares issued under Awards or the withholding taxes due in connection with Awards. A Participant must pay all consideration due in connection with the Award (including taxes) before the Company will issue the shares being purchased. The Plan Administrator may permit the use of one or more of the following forms of combination:

(i) cash or cash equivalent, including checks and wire transfers;

(ii) having the Company withhold shares of Common Stock that would otherwise be issued under an Award (other than an Incentive Stock Option) that have an aggregate Fair Market Value on that date equal to the consideration owed to the Company;

(iii) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value on that date equal to the consideration owed to the Company;

(iv) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed agreement, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the consideration due to the Company, all in accordance with the regulations of the Federal Reserve Board; or

(v) tendering the cash proceeds resulting from a sale to a third party investor of some of the shares subject to the Award, but only if the investor is approved by the Company at that time under a private liquidity assistance program approved by the Company;

(vi) delivery of a promissory note that bears interest at a rate specified by the Plan Administrator that is not less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes; or

(vii) such other consideration as the Plan Administrator may permit.

7. Options & SARs.

(a) Exercise Price. Generally, the Plan Administrator may not grant Options or SARs with an exercise price per share less than 100% of the Fair Market Value of the Common Stock on the Grant Date. However, the Plan Administrator may grant Options or SARs with a lower price in the case of (i) Substitute Awards, (ii) Awards that are granted in a manner exempt from or compliant with Section 409A, or (iii) Awards granted to Participants who are not, at grant, subject to Section 409A.

(b) Term. Subject to earlier termination in accordance with the terms of the Plan and the Award Agreement, the maximum term of an Option or SAR will be ten years from the Grant Date.

(c) Conditions to Exercise. The Plan Administrator will establish and define in the Award Agreement the times at which the Award will vest and become exercisable, which need not be the same. To exercise an Option or SAR, the Participant must deliver (i) the exercise agreement, in the form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Award is being exercised, and (ii) payment in full of the exercise price and any tax withholding obligations. The Plan Administrator may include in the form the restrictions imposed on the shares purchased and the representations and agreements required of the Participant. The Plan Administrator may require than an Option may be exercised only for whole shares and for not less than a reasonable number of shares at any one time.

(d) Effect of Termination of Service. The Plan Administrator will establish and define in the Award Agreement how an Option or SAR will be treated on a Termination of Service. Unless otherwise set forth in the Award Agreement, the following treatment will apply:

(i) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service will expire on such date.

(ii) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service will expire on the earliest to occur of:

(A) if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date that is 3 months after such Termination of Service;

(B) if the Participant’s Termination of Service occurs by reason of Cause, the date of the Termination of Service;

(C) if the Participant’s Termination of Service occurs by reason of death or Disability the date that is 12 months after such Termination of Service; and

(D) the Option Expiration Date.

(iii) Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service will expire on the earlier to occur of (A) the Option Expiration Date and (B) the date that is 12 months after the date of death, unless the Plan Administrator determines otherwise.

(iv) Also notwithstanding the foregoing, if a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant will be terminated for Cause, all the Participant’s rights under any Option will likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

8. Incentive Stock Option Limitations. Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options will in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

(a) ISO Limit. The maximum number of shares that may be issued on the exercise of Incentive Stock Options will equal twice the Share Reserve (the “ISO Limit”). Each increase to the Share Reserve authorized by the Board and stockholders after the Effective Date will also result in a corresponding increase in this ISO Limit.

(b) ISO Qualification. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, or to the extent a portion of the Option otherwise does not comply with the requirements under Section 422 of the Code, such portion will be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation will be applied on the basis of the order in which such Options are granted.

(c) Eligible Employees. Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

(d) Exercise Price. Incentive Stock Options will be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), will be granted with an exercise price per share not less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership will be made in accordance with Section 422 of the Code.

(e) Option Term. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option will not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, will not exceed five years.

(f) Exercisability. An Option designated as an Incentive Stock Option will cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (i) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (ii) more than one year after the date of a Participant’s termination of employment if termination was by reason of disability, or (iii) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract.

(g) Taxation of Incentive Stock Options.

(i) In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired on the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

(ii) A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant will give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

(h) Code Definitions. For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” will have the meanings attributed to those terms for purposes of Section 422 of the Code.

(i) Stockholder Approval. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code) Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

(j) In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan will, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code, and to the extent such Option does not meet the requirements of Section 422 of the Code, such Option (or portion thereof) will be treated as a Nonqualified Stock Option.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator will determine in its sole discretion. An SAR may be granted in tandem with an Option (a “tandem SAR”) or alone (a “freestanding SAR”). The grant price of a tandem SAR will be equal to the exercise price of the related Option. The grant price of a freestanding SAR will be established in accordance with procedures for Options set forth in Section 7(a) above. An SAR may be exercised on such terms and conditions and for such term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR will be ten years, and in the case of a tandem SAR, (i) the term will not exceed the term of the related Option and (ii) the tandem SAR may be exercised for all or part of the shares subject to the related Option on the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

(b) Payment of SAR Amount. On the exercise of an SAR, a Participant will be entitled to receive payment in an amount determined by multiplying: (i) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment on exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

(c) Waiver of Restrictions. The Plan Administrator, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Plan Administrator will deem appropriate.

10. Stock Awards, Restricted Stock and Stock Units.

(a) Grant of Stock Awards, Restricted Stock and Stock Units. The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator will determine in its sole discretion, which terms, conditions and restrictions will be set forth in the instrument evidencing the Award.

(b) Vesting of Restricted Stock and Stock Units. On the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or on a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Plan Administrator (i) the shares covered by each Award of Restricted Stock will become freely transferable by the Participant subject to the terms and conditions of the Plan, the instrument evidencing the Award, and applicable securities laws, and (ii) Stock Units will be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards will be paid to the Participant in cash.

(c) Waiver of Restrictions. The Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator will deem appropriate.

11. Other Stock or Cash Based Awards. Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan.

12. Withholding.

(a) The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (i) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (ii) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company will not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

(b) The Plan Administrator, in its sole discretion, may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (i) paying cash to the Company or a Related Company, as applicable, (ii) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s applicable maximum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Plan Administrator in its sole discretion.

(c) Assignability. No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator will specify.

13. Restrictions on Transfer of Common Stock. No shares of Common Stock acquired pursuant to an Award may be Transferred, whether by a Participant or any other person or entity, except pursuant to a Permitted Transfer. As a condition to any Permitted Transfer, the person or entity to whom Transfer Restricted Common Stock is so Transferred will be obligated to execute an agreement in form and substance prescribed by the Plan Administrator under which the recipient agrees to be bound by the terms and conditions of the Plan. The restrictions imposed by this Section 13 will terminate on the earlier to occur of (i) the date on which the initial registration of the Common Stock under Sections 12(b) or 12(g) of the Exchange Act first becomes effective and (ii) a Change of Control.

14. Adjustments.

(a) Adjustment of Shares.

(i) If, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (A) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (B) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator will make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the Plan; (2) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 8(a); and (3) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments will be conclusive and binding.

(ii) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either on direct sale or on the exercise of rights or warrants to subscribe therefor, or on conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change of Control will not be governed by this Section 14(a) but will be governed by Sections 14(b) below and 14(c) below, respectively.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Awards will terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award will be forfeited immediately prior to the consummation of the dissolution or liquidation.

(c) Change of Control. The following provisions will apply to Awards in the event of a Change of Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change of Control, and despite any other provision of the Plan, the Board may take one or more of the following actions with respect to Awards, contingent on the closing or completion of the Change of Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change of Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change of Control as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Change of Control), with such Award terminating if not exercised (if applicable) immediately prior to the effective time of the Change of Control;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award on a date prior to the effective time of such Change of Control as the Board will determine (or, if the Board will not determine such a date, on the date that is five (5) days prior to the effective date of the Change of Control);

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change of Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received on the exercise of the Award immediately prior to the effective time of the Change of Control, over (B) any exercise price payable by such holder in connection with such exercise, in consideration for the termination of such Award at or immediately prior to the closing. For clarify, this payment may be zero if the fair market value of the property is equal to or less than the exercise price.

(vii) The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award. Only to the extent permitted under Code Section 409A may the Board provide that payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company's Common Stock in connection with the Change of Control is delayed as a result of escrows, earn outs, holdbacks or other contingencies. In addition, the Board may provide that such payments made over time will remain subject to substantially the same vesting schedule as the Award, including any performance-based vesting metrics that applied to the Award immediately prior to the closing of the Change of Control. An Award may be subject to additional acceleration of vesting and exercisability as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur. The Board may require that any award, cash or property paid in consideration for a cancelled or exchanged Award be subject to the same terms and conditions (including earn out, escrow or milestone payments) as apply to the consideration paid to the Company's stockholders in the deal, but only if doing so would not result in adverse tax penalties under Section 409A.

(d) Further Adjustment of Awards. Subject to Sections 14(b) above and 14(c) above, the Plan Administrator will have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but will not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

(e) No Limitations. The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(f) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, each such Award will cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment will be disregarded.

(g) Section 409A. Subject to Section 22 below, but notwithstanding any other provision of the Plan to the contrary, (i) any adjustments made pursuant to this Section 13 to Awards that are considered “deferred compensation” within the meaning of Section 409A will be made in compliance with the requirements of Section 409A and (ii) any adjustments made pursuant to this Section 13 to Awards that are not considered “deferred compensation” subject to Section 409A will be made in such a manner as to ensure that after such adjustment the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.

15. First Refusal Rights, Voting Restrictions.

(a) First Refusal Rights. Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company will have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Award. Such right of first refusal will be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing the Participant’s receipt of the shares or, if applicable, in a stockholders’ agreement or other similar agreement.

(b) Other Rights, Transfer and Voting Restrictions. Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Plan Administrator may require a Participant, as a condition to receiving shares under the Plan, to become a party to a stock purchase agreement and/or a stockholders agreement or other similar agreement, in the form designated by the Plan Administrator, pursuant to which the Participant grants to the Company and/or its other stockholders certain rights, including but not limited to co-sale rights and transfer restrictions and agrees to certain voting restrictions with respect to the shares acquired by the Participant under the Plan. Unless otherwise provided by the Plan Administrator in the instrument evidencing the Award or in a written employment, services or other agreement, the Shares acquired by Participant under the Plan may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of without the prior consent of the Plan Administrator.

(c) General. The Company’s rights under this Section 15 are assignable by the Company at any time.

16. Market Standoff.

(a) In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, Participant will not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or the underwriters. Such limitations will be in effect for such period of time as may be requested by the Company or such underwriter; provided, however, that in no event will such period exceed 180 days after the effective date of the registration statement for such public offering, plus such additional period requested by the underwriters as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, FINRA Rule 2241, or any amendments or successor rules), and Participant will execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such public offering. The limitations herein will in all events terminate two years after the effective date of the registration statement for the Company’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

(b) In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the shares issued under the Plan will be immediately subject to the provisions of this Section 16, to the same extent the shares issued under the Plan are at such time covered by such provisions.

(c) In order to enforce the limitations of this Section 16, the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable standoff period.

17. Amendment and Termination.

(a) Amendment, Suspension or Termination. The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it will deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment to the Plan. Subject to Section 17(b) below, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

(b) Term of the Plan. The Plan will have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

(c) Consent of Participant.

(i) The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award will not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option will not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 13 above will not be subject to these restrictions.

(ii) Subject to Section 22, but notwithstanding any other provision of the Plan to the contrary, the Plan Administrator will have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Plan Administrator deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable law, rule or regulation.

18. No Individual Rights.

(a) No individual or Participant will have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

19. Issuance of Shares.

(a) Notwithstanding any other provision of the Plan to the contrary, the Company will have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company will be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

20. Indemnification.

(a) Each person who is or will have been a member of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed on or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person will give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b) The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

21. No Rights as a Stockholder.

(a) Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or an Award of Restricted Stock, will entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

(b) In addition, an Award may include a provision whereby the Company may require, as a condition to such issuance, that the Participant appoint the Company’s Chief Executive Officer (or other member of the Board) as having the sole and exclusive power of attorney to vote all shares of Common Stock subject to the Award, which power will be effective until the earlier of the completion of a Change of Control or the Company’s initial public offering of its securities on a national stock exchange or national market such as Nasdaq or NYSE. The Company may also require, as a condition to issuance of an Award, that the Participant execute an agreement pursuant to which the Participant agrees to join the Company’s then-current stockholder agreements.

22. Compliance with Laws and Regulations.

(a) The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan (that is, to the extent not so exempt), it is intended that the Plan and any Awards granted under the Plan will comply with the deferral, payout, plan termination and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan will be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Plan Administrator makes no representations that Awards granted under the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), will not be paid to the Participant during such period, but will instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but will not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.

(b) Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. If the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c) All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property on the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of "good reason" for resignation or "constructive termination."

23. Participants in Other Countries or Jurisdictions. Without amending the Plan, the Plan Administrator may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and will have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

24. No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein will require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant will have any rights that are greater than those of a general unsecured creditor of the Company.

25. Successors. All obligations of the Company under the Plan with respect to Awards will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

26. Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision will be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award will remain in full force and effect.

27. Choice of Law and Venue. The Plan, all Awards granted thereunder, and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the state of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the state of New York.

28. Legal Requirements. The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

29. Reserved.

30. Non-Exempt Employees. If an Option or SAR is granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the Grant Date of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a disability, (ii) on a Change of Control in which such Option or SAR is not assumed, continued, or substituted, or (iii) on the Participant's retirement (as such term may be defined in the Participant's Award agreement or in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the Grant Date. The foregoing provision is intended to operate so that any income derived by a non-exempt employee from the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. If permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee from the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee's regular rate of pay, the provisions of this paragraph will apply to all Awards and are hereby incorporated by reference into such Award agreements.

31. Non-Transferability of Stock Underlying Awards.

(a) General. Notwithstanding anything to the contrary, a stockholder will not transfer, whether by sale, gift or otherwise, any shares of the corporation’s stock, or any economic or beneficial interest in any such shares, to any person unless such transfer is approved by the Board prior to such transfer, which approval may be granted or withheld in the Board’s sole and absolute discretion. Any transaction designed to give the stockholder essentially the same economic benefit as a sale of the shares will be deemed to constitute a transfer of the shares. Any purported transfer of any shares of the corporation’s stock effected in violation of this Section 31 will be null and void and will have no force or effect and the corporation will not register any such purported transfer.

(b) Approval Process. Any stockholder seeking the approval of the Board of a transfer of some or all of its shares will give written notice thereof to the Secretary of the Company that will include: (i) the name of the stockholder; (ii) the proposed transferee; (iii) the number of shares of the transfer of which approval is thereby requested; and (iv) the purchase price, if any, of the shares proposed for transfer. The Company may require the stockholder to supplement its notice with such additional information as the Company may request.

(c) Legend. Certificates representing or in the case of uncertificated securities, notices of issuance with respect to, shares of stock of the Company will have impressed on, printed on, written on or otherwise affixed to them the following legend:

THE TRANSFER OF SECURITIES referenced herein IS SUBJECT TO RESTRICTIONS REQUIRING APPROVAL OF THE BOARD OF DIRECTORS PURSUANT TO AND IN ACCORDANCE WITH THE COMPANY’S BYLAWS, COPIES OF WHICH MAY BE OBTAINED ON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY WILL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SHARES OF STOCK THAT DOES NOT COMPLY WITH THE COMPANY’S BYLAWS.

The Company will take all such actions as are practicable to cause the certificates representing or in the case of uncertificated securities, notices of issuance with respect to, shares that are subject to the restrictions on transfer set forth in this Section 31(c) to contain the foregoing legend.

Appendix A

Definitions

As used in the Plan:

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the value of the per share consideration (consisting of securities, cash or other property, or any combination thereof), receivable or deemed receivable on a Change of Control in respect of a share of Common Stock, as determined by the Plan Administrator in its sole discretion.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant's commission of any felony; (ii) such Participant's commission of a crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof that is reasonably likely to result in material adverse effects on the Company or a Related Company; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or a Related Company or of any statutory duty owed to the Company or a Related Company; (iv) such Participant's unauthorized use or disclosure of the confidential information or trade secrets of the Company or a Related Company; or (v) such Participant's gross misconduct that is reasonably likely to result in material adverse effects on the Company or a Related Company. The determination that a termination of the Participant is either for Cause or without Cause will be made by the Board, in its sole discretion. Any determination by the Board that a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect on any determination of the rights or obligations of the Company or such Participant for any other purpose.

“Change of Control,” unless the Plan Administrator determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

Any person or entity becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. However, a Change of Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other entity or person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of ownership held by any person or entity (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding. However, if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change of Control will be deemed to occur; there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to a person or entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

A-1

However, (A) the term Change of Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change of Control (or any analogous term) in an individual written agreement between the Company or any Related Companies and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement. If necessary for compliance with Code Section 409A, no transaction will be a Change of Control unless it is also a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company's assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of "Change in Control” to conform to the definition of "Change in Control" under Section 409A of the Code, and the regulations thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means SeeQC, Inc., a Delaware corporation.

“Disability,” unless otherwise defined by the Plan Administrator for purposes of the Plan or in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Plan Administrator, each of whose determination will be conclusive and binding.

“Effective Date” means the date the Plan is approved by the Board.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is publicly traded, the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.

“Good Reason” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term as applicable to an Award and, in the absence of such agreement, such term means, with respect to a Participant, the Participant's resignation from all positions he or she then-holds with the Company following: (i) a reduction in the Participant's base salary of more than 10% or (ii) the required relocation of Participant's primary work location to a facility that increases his or her one-way commute by more than 50 miles, in either case, only if (x) Participant provides written notice to the Company's Chief Executive Officer within 30 days following such event identifying the nature of the event, (y) the Company fails to cure such event within 30 days following receipt of such written notice and (z) Participant's resignation is effective not later than 30 days thereafter.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards will not defer the Grant Date.

“Incentive Stock Option” or “ISO” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

A-2

“Nonqualified Stock Option,” “Nonstatutory Stock Option,” or “NSO” means an Option that does not qualify as an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7 of the Plan. Options are either Incentive Stock Options or Nonstatutory Stock Options.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Option Term” means the maximum term of an Option as set forth in Section 7(b) of the Plan.

“Participant” means any Eligible Person to whom an Award is granted.

“Permitted Transfer” means any Transfer of Common Stock acquired pursuant to an Award that is approved in writing by the Plan Administrator.

“Plan” means the 2019 Equity Incentive Plan.

“Plan Administrator” has the meaning set forth in Section 3(a) of the Plan.

“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9(a) of the Plan to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10 of the Plan.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Change of Control.

“Termination of Service,” unless the Plan Administrator determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service will be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Board, whose determination will be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company will not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service will be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company, or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, will not be considered a Termination of Service.

“Transfer” means, as the context may require, (a) any sale, assignment, pledge, hypothecation, mortgage, encumbrance or other disposition, whether by contract, gift, will, intestate succession, operation of law or otherwise, of all or any part of an Award or shares issued thereunder, as applicable, or (b) any verb equivalent of the foregoing.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

A-3